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                                               EXHIBIT 21


       SUBSIDIARIES OF THE COMPANY

                                            State or Other
                                            Jurisdiction of
                            Percentage     Incorporation or
Name of Subsidiary            Owned          Organization
-----------------------   --------------   -----------------
Winfill Holdings              100%         British Virgin
International                              Islands
Limited

South China Bicycles           98%         Sino-foreign
Winfill Limited                            Joint Venture

Zhaoqing Seven Star           100%         People's Republic
Body Building                              of China
Apparatus Co. Ltd.

Zhaoqing Seven Star           100%         People's Republic
Special Equipment                          of China
Factory

Zhaoqing Bicycle              100%         People's Republic
Parts Factory                              of China

Zhaoqing Bicycle              100%         People's Republic
Steel Tube Factory                         of China

Zhaoqing Golden               100%         People's Republic
Wheel Company                              of China

South China Bicycles           69%         People's Republic
Co. Ltd.                                   of China

Fogance Industries          99.99%         Hong Kong
Limited

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